Exhibit 32.1

CERTIFICATIONS OF PRINCIPAL EXECUTIVE OFFICER AND

PRINCIPAL FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE

SARBARNES-OXLEY ACT OF 2002

Each of the undersigned, in his or her capacity as the principal executive officer and principal financial officer of Scilex Holding Company (the “Company”), as the case may be, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that, to the best of his or her knowledge:

1. This Quarterly Report on Form 10-Q for the period ended June 30, 2024 (this “Quarterly Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and

2. The information contained in this Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the period covered by this Quarterly Report.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission (“SEC”) or its staff upon request.

This certification accompanies the Quarterly Report on Form 10-Q to which it relates, is not deemed filed with the SEC for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act (whether made before or after the date of this Quarterly Report), irrespective of any general incorporation language contained in such filing.

Date: August 13, 2024	/s/ Jaisim Shah
Jaisim Shah Chief Executive Officer and President (Principal Executive Officer)

Date: August 13, 2024	/s/Stephen Ma
Stephen Ma Chief Financial Officer (Principal Financial Officer)